UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2005

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of New York (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the "Finance Board") and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Schedule A also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.

We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:

• although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;
• Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;
• Schedule A will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and
• the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Schedule A

TRADE DATE, CUSIP, SETTLEMENT DATE, MATURITY DATE, NEXT PAY DATE, CALL TYPE(1)
A) 8/30/2005, 3133XD4Q1, 9/1/2005, 9/4/2007, 3/4/2006, Non-Callable,
B) 8/31/2005, 3133XCSA2, 9/2/2005, 9/12/2008, 3/12/2006, Non-Callable,

CALL STYLE(2),RATE TYPE/RATE SUB-TYPE(3)(4),NEXT CALL DATE, COUPON PCT, BANK PAR
A) N/A, Fixed Constant, N/A, 4.17%, $10,000,000.00
B) N/A, Fixed Constant, N/A, 4.25%, $3,000,000.00

(1) Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Indexed Amortizing Notes (indexed principal redemption bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the bond.
Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the bond.

(2) Call Style Description:

Indicates whether the consolidated obligation is redeemable at the option of the Bank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:
American—redeemable continuously on and after the first redemption date and until maturity.
Bermudan—redeemable on specified recurring dates on and after the first redemption date, until maturity.
European—redeemable on a particular date only.
Canary—redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.
Multi-European—redeemable on particular dates only.

(3) Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable, or variable to fixed, or a mix of capped coupons and non-capped coupons, or from one variable type to another, or from one U.S. or other currency index to another, according to the terms of the bond.
Fixed bonds generally pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.
Variable bonds may pay interest at different rates over the life of the bond, according to the terms of the bond.

(4) Rate Sub-Type Description:

Constant bonds generally pay interest at fixed rates over the life of the bond, according to the terms of the bond.
Step Down bonds generally pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step Up bonds generally pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step Up/Down bonds generally pay interest at various fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Zero Coupon bonds earn a fixed yield to maturity or the optional principal redemption date, according to the terms of the bond, with principal and interest paid at maturity or upon redemption to the extent exercised prior to maturity.
Capped Floater bonds have an interest rate that cannot exceed a stated or calculated ceiling, according to the terms of the bond.
Dual Index Floater bonds have an interest rate determined by two or more indices, according to the terms of the bond.
Levereraged/Deleveraged bonds pay interest based on a formula that includes an expressed multiplier, according to the terms of the bond: multiplier > 1 = leveraged, multiplier < 1 = deleveraged.
Inverse Floater bonds have an interest rate that increases as an index declines and decreases as an index rises, according to the terms of the bond.
Stepped Floater bonds pay interest based on an increasing spread over an index, according to the terms of the bond.
Range bonds may pay interest at different rates depending upon whether a specified index is inside or outside a specified range, according to the terms of the bond.
Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.
Ratchet Floater bonds pay interest subject to increasing floors, according to the terms of the bond, such that subsequent coupons may not be lower than the previous coupon.

Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of August 2005 issued on September 2, 2005 appears below

September 2, 2005

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

FHLBNY REGISTERS WITH THE SEC UNDER ’34 SEC ACT

On August 29, 2005, the registration of the stock of the Federal Home Loan Bank of New York became effective with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934. With this action, we met the requirements of the Federal Housing Finance Board (FHFB) for SEC registration -- a deadline we were committed to meet. With the Bank going "effective," this report and all future communications from the Bank must conform to Regulation FD (Fair Disclosure) and all other applicable SEC regulations. We would like to thank the FHFB and the SEC for their professional assistance with the registration process.

Earlier this month, the Federal Housing Finance Board’s Office of Supervision issued an advisory to the 12 Federal Home Loan Banks that, if the August 29 date for registration with the SEC was not met by an FHLBank, no dividends could be disbursed by the FHLBank until the completion of the SEC registration process without prior FHFB approval. However, because the Home Loan Bank of New York, like the San Francisco Home Loan Bank, completed the SEC registration process and met the requirements of the FHFB’s registration regulation, this particular advisory does not apply to us.

The Home Loan Bank’s Form 10 filed with the SEC is available at the "EDGAR" portion of the SEC’s website at http://www.sec.gov/edgar.shtml. The Form 10 contains detailed financial results for the Bank for the first half of 2005.

With completion of the SEC registration process, the Home Loan Bank is able now to turn to the exchange of capital stock as required by the Gramm-Leach-Bliley Act. Through the exchange, the Bank will move more to a risk-based capital structure. Management will be making timeline implementation recommendations to the Board of Directors in September. We anticipate the capital exchange will take place later this year. Once the Board has approved a schedule for the exchange, we will be mailing to each member an information package on the pending exchange. Should you have any questions, please contact Jim Gilmore, Senior Vice President and Head of Marketing and Sales, at 212-441-6812.

THE SECOND ROUND 2005 AHP APPLICATION WINDOW IS OPEN

The Home Loan Bank’s second Affordable Housing Program (AHP) offering for 2005 is open. AHP provides grants to assist financial institutions in supporting the creation and preservation of housing for lower-income families and individuals. AHP can also assist members with meeting their CRA goals. The Home Loan Bank of New York funds its AHP with ten percent of its annual profits and manages the program within regulatory requirements established by the Federal Housing Finance Board. Approximately $8.5 million in competitive AHP funds will be available during this round. (The maximum amount of AHP subsidy that can be requested is limited to ten percent of the total offering.) All applications must be received at our office no later than 5:00 p.m. on Monday, October 3, 2005.

Only stockholder institutions of the Home Loan Bank, our members, are allowed to submit applications, and only applications marked "Second Round 2005" will be considered. For more information, please call Joseph Gallo, Vice President for Community Investment, at 212 441 6851.

Through our competitive pricing, innovative products, exceptional service, and a reasonable dividend, we look forward to providing sustained, strong performance and greater value for your investment in the Home Loan Bank.

Sincerely,

Alfred A. DelliBovi
President

This document may contain forward-looking statements regarding the Federal Home Loan Bank of New York's future financial and non-financial performance. Forward-looking statements are subject to uncertainties. Actual performance may differ materially from projections because of many factors including, but not limited to: regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Additional information about the Federal Home Loan Bank of New York may be obtained from our website at www.fhlbny.com. The Federal Home Loan Bank of New York undertakes no obligation to update any forward-looking statements made in this document.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

September 2, 2005	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer